SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                           _____________________



                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934




Date of Report                                October 11, 1994
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    (Date of earliest event reported)




                 New York State Electric & Gas Corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          (Exact name of registrant as specified in its charter)



   New York                 1-3103-2              15-0398550
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other           (Commission           (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)



  P.O. Box 3287, Ithaca, NY                        14852-3287
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)              (Zip Code)



                                                   607-347-4131
Registrant's telephone number, including area code . . . . . .


                                    NA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 (Former name or former address, if changed since last report)

Item 5.  Other Events

Dividend

     On October 14, 1994, New York State Electric & Gas
Corporation (Company) issued the following news release regarding its common stock dividend.

          DIVIDEND REDUCTION "TURNING POINT" FOR NYSEG

          FOR IMMEDIATE RELEASE

               The board of directors of New York State
          Electric & Gas Corporation (NYSEG) today declared a quarterly dividend of 35 cents a share on the common stock of the corporation payable November 15, 1994 to holders of record October 25, 1994. The dividend for the last quarter was 55 cents a share.

               "Today's dividend reduction is a turning point for NYSEG," said James A. Carrigg, chairman, president and chief executive officer. "No doubt the pace of change in our industry will continue to accelerate.
          Financial flexibility will be essential in a competitive environment, and stronger utilities will command higher stock valuations. This dividend reduction will allow us to improve the financial integrity of NYSEG and offer improved shareholder value over the long term."

               NYSEG continues to implement strategies
          to improve earnings.  Those strategies
          include negotiating flexible rate contracts with key industrial customers, offering incentive rates for increased energy usage, investing in energy-related business opportunities and promoting energy-efficient electrotechnologies.

               The company also continues to
          aggressively pursue additional cost savings.
          "We are working hard to eliminate the New
          York State gross receipts tax on utilities and will continue to develop ways to lessen the impact of mandated purchases from non-utility generators," Mr. Carrigg said.

               "Let me assure you, we remain deeply
          committed to our shareholders, and we
          understand the importance of the dividend.
          While difficult, this action is a crucial step in positioning NYSEG for a competitive environment. We remain convinced that NYSEG will succeed and that we will provide attractive returns for our shareholders," Mr.
          Carrigg said.

               The board also declared quarterly
          dividends on the following series of
          preferred stock payable January 1, 1995 to holders of record at the close of business
          December 7, 1994.

                    Series                        Dividend Per Share
          3.75%                         93.75 cents
          4 1/2%                        $1.125
          6.48%                         $1.62
          8.95% ($25 par value)         55.9375 cents
          7.40% ($25 par value)         46.25 cents
          6.30%                         $1.575
          Adjustable rate series B      39.75 cents


Legal Proceeding

     By complaint dated August 12, 1994, as amended October 11, 1994, a class action lawsuit was commenced against the Company and an officer of the Company ("Defendants") in the United States District Court for the Eastern District of New York. The lawsuit was brought on behalf of purchasers of the Company's Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan between May 13 and August 10, 1994, and on behalf of purchasers of the Company's securities on the open market between March 15, 1994 and August 10, 1994. The complaint alleges that the Defendants violated the federal securities laws by materially misstating the financial health of the Company. Plaintiffs are seeking to recover damages in an unspecified amount, which they allegedly sustained as a result of purchasing securities of the Company at artificially inflated prices. The Defendants believe that they did not violate the federal securities laws and that this lawsuit is without merit.

                                SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        NEW YORK STATE ELECTRIC & GAS CORPORATION
                                        (Registrant)


                        By            Everett A. Robinson
                                      Everett A. Robinson
                                 Vice President and Controller

Date:  October 14, 1994